Exhibit 99.1

Freshpet, Inc. Reports Second Quarter 2021 Financial Results

Raising 2021 Net Sales Guidance to > $445 million

SECAUCUS, N.J. – August 2, 2021 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its second quarter ended June 30, 2021.

Second Quarter 2021 Financial Highlights Compared to Prior Year Period

●	Net sales of $108.6 million, an increase of 35.8%
●	Net loss of $7.5 million, compared with prior year net income of $0.2 million
●	Adjusted EBITDA of $10.9 million, compared to $11.2 million [1]

"The acceleration of Freshpet's second quarter growth rate continues to demonstrate the significant potential of the brand and the potency of our Feed the Growth strategy - enabling us to raise our projection for this year's net sales growth rate to 40%," commented Billy Cyr, Freshpet's Chief Executive Officer. "But we are not immune to the inflation being felt across the industry and are taking the necessary steps to address it - ensuring that our growth converts to the sustainable profitability we expect and enabling the capacity investments needed to change the way more people nourish their pets . . . forever."

Second Quarter 2021

Net sales increased 35.8% to $108.6 million for the second quarter of 2021 compared to $80.0 million for the second quarter of 2020. Net sales for the second quarter of 2021 were driven by velocity, distribution gains, and innovation.

Gross profit was $43.1 million, or 39.7% as a percentage of net sales, for the second quarter of 2021, compared to $33.9 million, or 42.4% as a percentage of net sales, in the prior year period. For the second quarter of 2021, Adjusted Gross Profit was $50.1 million, or 46.1% as a percentage of net sales, compared to $39.2 million, or 49.1% as a percentage of net sales, in the prior year period. The decrease in gross profit as a percentage of net sales and Adjusted Gross Profit as a percentage of net sales was primarily due to inflation in beef costs, and increased processing costs as we expand our production capacity at Kitchens Bethlehem and Kitchens South. Adjusted Gross Profit is a non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to gross profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) was $49.6 million for the second quarter of 2021 compared to $33.7 million in the prior year period. As a percentage of net sales, SG&A increased to 45.6% for the second quarter of 2021 compared to 42.1% in the prior year period. Adjusted SG&A for the second quarter of 2021 was $39.3 million, or 36.1% as a percentage of net sales, compared to $28.1 million, or 35.1% as a percentage of net sales, in the prior year period. The increase in SG&A as a percentage of net sales and Adjusted SG&A as a percentage of net sales was a result of increased logistics costs as a percentage of net sales, offset by general and administrative expense leverage due to higher net sales. Adjusted SG&A is a non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $7.5 million for the second quarter of 2021 compared to net income of $0.2 million for the prior year period. The increase in net loss was due to increased SG&A, partially offset by higher net sales and increased gross profit.

Adjusted EBITDA was $10.9 million, or 10.0% as a percentage of net sales, for the second quarter of 2021, compared to $11.2 million, or 14.0% as a percentage of net sales, in the prior year period. The decrease in Adjusted EBITDA was a result of increased Adjusted SG&A expense, partially offset by higher net sales and Adjusted Gross Profit. Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net loss in the financial tables that accompany this release.

1     Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See "Non-GAAP Measures" for how we define these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

First Six Months of 2021

Net sales increased 34.6% to $202.0 million for the first six months of 2021 compared to $150.1 million in the prior year period. Net sales for the first six months of 2021 were driven by velocity, distribution gains, and innovation.

Gross profit was $79.4 million, or 39.3% as a percentage of net sales, for the first six months of 2021, compared to $65.7 million, or 43.8% as a percentage of net sales, in the prior year period. For the first six months of 2021, Adjusted Gross Profit was $93.7 million, or 46.4% as a percentage of net sales, compared to $73.9 million, or 49.3% as a percentage of net sales, in the prior year period. The decrease in gross profit as a percentage of net sales and Adjusted Gross Profit as a percentage of net sales was primarily due to inflation in beef costs, and increased processing costs and write-offs as we expand our production capacity at Kitchens Bethlehem and Kitchens South. Adjusted Gross Profit is a non-GAAP financial measure defined under "Non-GAAP Measures," and is reconciled to gross profit in the financial tables that accompany this release.

SG&A expenses were $95.6 million for the first six months of 2021 compared to $68.4 million in the prior year period. As a percentage of net sales, SG&A increased to 47.3% for the first six months of 2021 compared to 45.6% in the prior year period. Adjusted SG&A for the first six months of 2021 was $75.1 million, or 37.2% as a percentage of net sales, compared to $57.0 million, or 38.0% as a percentage of net sales, in the prior year period. The increase in SG&A as a percentage of net sales was a result of increased logistics costs and non-cash share-based compensation as a percentage of net sales, offset by general and administrative expense leverage due to higher net sales and decreased media spend as a percentage of net sales. The decrease in Adjusted SG&A as a percentage of net sales was a result of general and administrative expense leverage on higher net sales and decreased media spend as a percentage of net sales, offset by increased logistics costs as a percentage of net sales. Adjusted SG&A is a non-GAAP financial measure defined under "Non-GAAP Measures," and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $18.4 million for the first six months of 2021 compared to a net loss of $3.4 million for the prior year period. The increase in net loss was due to increased SG&A, partially offset by higher net sales and increased gross profit.

Adjusted EBITDA was $18.6 million, or 9.2% as a percentage of net sales, for the first six months of 2021, compared to $16.9 million, or 11.3% as a percentage of net sales, in the prior year period. The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit, partially offset by increased Adjusted SG&A expense. Adjusted EBITDA is a non-GAAP financial measure defined under "Non-GAAP Measures," and is reconciled to net loss in the financial tables that accompany this release.

Balance Sheet

As of June 30, 2021, the Company had cash and cash equivalents of $280.3 million with no debt outstanding.

Outlook

For full year 2021, the Company updated its net sales guidance. The Company expects the following results:

●	To exceed net sales of $445.0 million, an increase of ~ 40% from 2020, from previous guidance of > $430 million

●	To exceed Adjusted EBITDA of $61.0 million, an increase greater than 30% from 2020, unchanged from previous guidance

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call & Earnings Presentation Webcast Information

As previously announced, today, August 2, 2021, the Company will host a conference call beginning at 4:30 p.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 7:30 p.m. Eastern Time today through August 16, 2021. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13720683.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://www.tiktok.com/@Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements, including our updated guidance, are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

●	Adjusted Gross Profit

●	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)

●	Adjusted SG&A

●	Adjusted SG&A as a % of net sales

●	EBITDA

●	Adjusted EBITDA

●	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, plant start-up expense, non-cash share-based compensation and COVID-19 expenses.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization, non-cash share-based compensation, launch expense, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an enterprise resource planning ("ERP") system, loss on disposal of equipment and COVID-19 expenses.

EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss on equity method investment, non-cash share-based compensation expense, launch expenses, fees related to equity offerings, plant start-up expense, implementation and other costs associated with the implementation of an ERP system, loss on disposal of equipment and COVID-19 expenses.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

Contact

ICR

Jeff Sonnek

646-277-1263

Jeff.sonnek@icrinc.com

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$280,323	$67,247
Accounts receivable, net of allowance for doubtful accounts	33,962	18,438
Inventories, net	24,597	19,119
Prepaid expenses	3,940	3,378
Other current assets	1,795	914
Total Current Assets	344,617	109,096
Property, plant and equipment, net	391,934	281,073
Deposits on equipment	3,747	3,710
Operating lease right of use assets	7,205	7,866
Equity method investment	27,276	27,894
Other assets	8,651	4,749
Total Assets	$783,430	$434,388
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$39,159	$16,452
Accrued expenses	16,707	15,371
Current operating lease liabilities	1,336	1,298
Total Current Liabilities	$57,202	$33,121
Long term operating lease liabilities	6,417	7,098
Total Liabilities	$63,619	$40,219
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 43,373 issued and 43,359 outstanding on June 30, 2021, and 40,732 issued and 40,718 outstanding on December 31, 2020	43	41
Additional paid-in capital	944,222	600,388
Accumulated deficit	(224,287)	(205,924)
Accumulated other comprehensive income (loss)	89	(80)
Treasury stock, at cost — 14 shares on June 30, 2021 and on December 31, 2020	(256)	(256)
Total Stockholders' Equity	719,811	394,169
Total Liabilities and Stockholders' Equity	$783,430	$434,388

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)

(In thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
NET SALES	$108,616	$79,980	$202,029	$150,078
COST OF GOODS SOLD	65,525	46,047	122,624	84,355
GROSS PROFIT	43,091	33,933	79,405	65,723
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	49,557	33,702	95,589	68,378
(LOSS) INCOME FROM OPERATIONS	(6,466)	231	(16,184)	(2,655)
OTHER (EXPENSES)/INCOME:
Other (Expenses)/Income, net	(2)	24	(7)	45
Interest Expense	(654)	(80)	(1,556)	(784)
	(656)	(56)	(1,563)	(739)
(LOSS) INCOME BEFORE INCOME TAXES	(7,122)	175	(17,747)	(3,394)
INCOME TAX EXPENSE	16	22	32	43
LOSS ON EQUITY METHOD INVESTMENT	337	-	585	-
(LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(7,475)	$153	$(18,364)	$(3,437)
OTHER COMPREHENSIVE (LOSS) INCOME:
Change in foreign currency translation	$(91)	$(387)	$169	$(328)
TOTAL OTHER COMPREHENSIVE (LOSS) INCOME	(91)	(387)	169	(328)
TOTAL COMPREHENSIVE (LOSS)	$(7,566)	$(233)	$(18,194)	$(3,765)
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.17)	$0.00	$(0.43)	$(0.09)
-DILUTED	$(0.17)	$0.00	$(0.43)	$(0.09)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	43,303	40,339	42,470	38,891
-DILUTED	43,303	41,510	42,470	38,891

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	For the Six Months Ended
	June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(18,364)	$(3,437)
Adjustments to reconcile net (loss) to net cash flows provided by operating activities:
Provision for loss on accounts receivable	5	7
Loss on disposal of equipment	106	36
Share-based compensation	12,770	4,464
Inventory obsolescence	253	151
Depreciation and amortization	14,743	9,894
Amortization of deferred financing costs and loan discount	815	691
Change in operating lease right of use asset	661	464
Investments in equity method investment	585	—
Changes in operating assets and liabilities:
Accounts receivable	(15,529)	(4,077)
Inventories	(5,731)	(6,302)
Prepaid expenses and other current assets	(1,443)	10,181
Other assets	(2,156)	(212)
Accounts payable	15,494	(3,430)
Accrued expenses	1,369	(13,147)
Other lease liabilities	(643)	(401)
Net cash flows from (used in) operating activities	2,935	(5,118)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	—	(20,001)
Acquisitions of property, plant and equipment, software and deposits on equipment	(117,592)	(73,251)
Net cash flows used in investing activities	(117,592)	(93,252)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common shares issued in primary offering, net of issuance cost	332,172	252,062
Proceeds from exercise of options to purchase common stock	1,740	2,091
Tax withholdings related to net shares settlements of restricted stock units	(2,917)	(1,636)
Proceeds from borrowings under Credit Facilities	—	20,933
Repayment of borrowings under Credit Facilities	—	(76,000)
Fees paid in connection with financing agreements	(3,262)	(824)
Net cash flows provided by financing activities	327,733	196,626
NET CHANGE IN CASH AND CASH EQUIVALENTS	213,076	98,256
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	67,247	9,472
CASH AND CASH EQUIVALENTS, END OF PERIOD	$280,323	$107,728

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
	(Dollars in thousands)
Gross Profit	$43,091	$33,933	$79,405	$65,723
Depreciation expense	4,021	2,550	7,821	4,294
Plant start-up expense (a)	1,130	725	2,973	1,192
Non-cash share-based compensation	1,203	493	1,913	941
COVID-19 expense (b)	681	1,546	1,634	1,763
Adjusted Gross Profit	$50,126	$39,248	$93,746	$73,914
Adjusted Gross Profit as a % of Net Sales	46.1%	49.1%	46.4%	49.3%

(a)	Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.
(b)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigating potential supply chain disruptions during the pandemic, included in cost of goods sold.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
	(Dollars in thousands)
SG&A expenses	$49,557	$33,702	$95,589	$68,378
Depreciation and amortization expense	3,633	2,891	6,922	5,600
Non-cash share-based compensation	5,487	1,793	10,857	3,523
Launch expense (a)	1,018	686	1,749	1,642
Loss on disposal of equipment	46	34	106	36
Equity offering expenses (b)	(125)	—	—	58
Enterprise Resource Planning (c)	247	129	850	402
COVID-19 expense (d)	—	96	5	96
Adjusted SG&A Expenses	$39,251	$28,073	$75,100	$57,020
Adjusted SG&A Expenses as a % of Net Sales	36.1%	35.1%	37.2%	38.0%

(a)	Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.
(b)	Represents fees associated with public offerings of our common stock.
(c)	Represents implementation and other costs associated with the implementation of an ERP system.
(d)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigating potential supply chain disruptions during the pandemic, included in SG&A.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET INCOME (LOSS) AND ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
	(Dollars in thousands)
Net (loss) income	$(7,475)	$153	$(18,364)	$(3,437)
Depreciation and amortization	7,654	5,441	14,743	9,894
Interest expense	654	80	1,556	784
Income tax expense	16	22	32	43
EBITDA	$849	$5,696	$(2,033)	$7,284
Loss on equity method investment	$337	$—	$585	$—
Loss on disposal of equipment	46	34	106	36
Non-cash share-based compensation	6,690	2,286	12,770	4,464
Launch expense (a)	1,018	686	1,749	1,642
Plant start-up expense (b)	1,130	725	2,973	1,192
Equity offering expenses (c)	(125)	—	—	58
Enterprise Resource Planning (d)	247	129	850	402
COVID-19 expense (e)	681	1,642	1,639	1,859
Adjusted EBITDA	$10,873	$11,199	$18,639	$16,938
Adjusted EBITDA as a % of Net Sales	10.0%	14.0%	9.2%	11.3%

(a)	Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.
(b)	Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.
(c)	Represents fees associated with public offerings of our common stock.
(d)	Represents implementation and other costs associated with the implementation of an ERP system.
(e)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigating potential supply chain disruptions during the pandemic.